Consent of Independent Registered Public Accounting Firm

MSO Holdings, Inc
Bannockburn, Illinois

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132405) of MSO Holdings, Inc. of our report dated April 12, 2006, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-KSB/A. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP

Chicago, Illinois

April 27, 2006